Exhibit 5.1

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
September 30, 2009

Alliant Energy Corporation

4902 North Biltmore Lane

Madison, WI 53718

Ladies and Gentlemen:

We have acted as counsel for Alliant Energy Corporation, a Wisconsin corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company from time to time of an indeterminate amount of: (i) shares of the Company’s common stock, $.01 par value (the “Common Stock”), and attached common share purchase rights (the “Rights”); (ii) senior notes of the Company (the “Senior Notes”); (iii) warrants (“Warrants”) to purchase Common Stock, Senior Notes or other securities of the Company; (iv) contracts (the “Stock Purchase Contracts”) that obligate holders to purchase from the Company, and the Company to sell to these holders, shares of Common Stock or other securities of the Company at a later date; and (v) stock purchase units (the “Stock Purchase Units”) consisting of a Stock Purchase Contract and either Senior Notes, Warrants or other securities of the Company or debt obligations of third parties that are pledged to secure the holder’s obligation to purchase the Common Stock or other securities of the Company under Stock Purchase Contracts (the Common Stock and attached Rights, the Senior Notes, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are referred to herein as the “Securities”). The terms of the Rights are as set forth in the Company’s Amended and Restated Rights Agreement, dated as of December 11, 2008, by and between the Company and Wells Fargo Bank, N.A. (the “Rights Agreement”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a “Prospectus Supplement”).

As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined: (i) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference), each constituting a part of the Registration Statement; (ii) the Company’s Restated Articles of Incorporation and Restated Bylaws, each as amended to date; (iii) the Indenture, dated September 30, 2009, between the Company and Wells Fargo Bank, National Association, as trustee, filed as an exhibit to the Registration Statement (the “Indenture”); and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Alliant Energy Corporation

September 30, 2009

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (vi) with respect to shares of Common Stock offered, there will be sufficient shares of Common Stock authorized under the Company’s Restated Articles of Incorporation, as amended, and not otherwise reserved for issuance.

Based upon and subject to the foregoing and the other matters set forth herein, we are of the opinion that:

1. At such time as all of the following shall have occurred, the shares of Common Stock will be validly issued, fully paid and nonassessable:

a. The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and

b. Such shares of Common Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

2. The Rights attached to the Common Stock, when issued pursuant to the Rights Agreement, will be validly issued.

3. At such time as all of the following shall have occurred, the Senior Notes will be valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law:

a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Senior Notes and to authorize the issuance and sale of such Senior Notes;

Alliant Energy Corporation

September 30, 2009

b. The terms of such Senior Notes and of their issuance and sale shall have been established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Any supplemental indenture or officer’s certificate setting forth the terms of a series of Senior Notes to be issued under the Indenture shall have been duly executed and delivered;

d. Such Senior Notes shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the Indenture; and

e. Such Senior Notes shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

4. At such time as all of the following shall have occurred, the Warrants will be valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law:

a. The Company’s Board of Directors, or a committee thereof or officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants;

b. The terms of such Warrants and of their issuance and sale shall have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Any such warrant agreements shall have been duly executed and delivered;

d. Such Warrants shall have been duly executed and delivered in accordance with the terms and provisions of the applicable warrant agreement; and

Alliant Energy Corporation

September 30, 2009

e. Such Warrants shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

5. At such time as all of the following shall have occurred, the Stock Purchase Contracts and Stock Purchase Units will be valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law:

a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms of the Stock Purchase Contracts and the documents evidencing and used in connection with the issuance and sale of the Stock Purchase Units, and to authorize the issuance and sale of such Stock Purchase Contracts and Stock Purchase Units;

b. The terms of such Stock Purchase Contracts and Stock Purchase Units and of their issuance and sale shall have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Such Stock Purchase Contracts and Stock Purchase Units shall have been duly executed and delivered in accordance with their respective terms and provisions; and

d. Such Stock Purchase Contracts and Stock Purchase Units shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

With respect to the foregoing opinions, at one time Section 180.0622(2)(b) of the Wisconsin Business Corporation Law imposed personal liability upon shareholders for debts owing to employees of the Company for services performed, but not exceeding six months’ service in any one case. This statutory provision was repealed by the 2005 Wisconsin Act 474, which provided that the repeal applies to debts incurred on or after June 14, 2006.

Alliant Energy Corporation

September 30, 2009

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP